Exhibit 21.1

SUBSIDIARIES OF HUNTINGTON INGALLS INDUSTRIES, INC.

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage
Avondale Engineering & Construction Company	Delaware	100%
CEMC Enterprise, LLC	Delaware	100%
Commonwealth Technology Innovation LLC	Virginia	100%
Enlighten IT Consulting LLC	Maryland	100%
Fleet Services Holding Corp.	Delaware	100%
Gray Research, Inc.	Alabama	100%
HII Energy Inc.	Virginia	100%
HII Fleet Support Group LLC	Delaware	100%
HII Mission Technologies Corp.	Delaware	100%
HII Nuclear Inc.	Delaware	100%
HII San Diego Shipyard Inc.	California	100%
HII Services Corporation	Delaware	100%
HII Technical Solutions Corporation	Delaware	100%
HII Technical Solutions Limited	United Kingdom	100%
HII TSD Holding Company	Delaware	100%
HII (US) International Holding Company	Delaware	100%
HII (UK) International Holding Company Ltd.	United Kingdom	100%
HII Unmanned Systems, Inc.	Delaware	100%
Huntington Ingalls Engineering Services, Inc.	Delaware	100%
Huntington Ingalls Incorporated	Virginia	100%
Huntington Ingalls Industries Australia PTY Ltd.	Australia	100%
Huntington Ingalls Industries Energy and Environmental Services, Inc.	Delaware	100%
Huntington Ingalls Incorporated	Virginia	100%
Huntington Ingalls Industries Australia PTY Ltd.	Australia	100%
Huntington Ingalls Industries Energy and Environmental Services, Inc.	Delaware	100%
Huntington Ingalls Industries International Shipbuilding, Inc.	Nevada	100%
Huntington Ingalls Industries Risk Management LLC	Vermont	100%
Huntington Ingalls Unmanned Maritime Systems, Inc.	Delaware	100%
Idaho Cleanup Completion Partners, LLC	Delaware	61%
Ingalls Shipbuilding, Inc.	Delaware	100%
Integrated Mission Excellence, LLC	Delaware	100%
KHA Defense Solutions PTY LTD	Australia	50%
National Tru Solutions LLC	Delaware	75%
Nationwide Remediation Partners, LLC	Delaware	100%
Newport News Nuclear BWXT-Los Alamos, LLC	Delaware	51%
Newport News Nuclear, Inc.	Virginia	100%
Newport News Reactor Services, Inc.	Virginia	100%
Newport News Shipbuilding and Dry Dock Company	Delaware	100%
Pegasus International Services, Inc.	Nevada	100%
Pegasus International (UK), LTD	United Kingdom	100%

Exhibit 21.1

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage
Realion Robotics LLC	Virginia	95.1%
TITAN II Inc.	Delaware	100%
Trusted Security Alliance, LLC	Maryland	75%
UniversalPegasus International Trinidad and Tobago Limited	Trinidad and Tobago	86.5%
Veritas Analytics, Inc.	Virginia	100%

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